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Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                     EVENFLO & SPALDING HOLDINGS CORPORATION



                Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Evenflo & Spalding Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

                The provisions of Article First of the Company's Certificate of Incorporation shall be amended to read as follows:

                  "FIRST: The name of the Company is Spalding Holdings Corporation."

                IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Paul L. Whiting, its Chief Executive Officer, and attested by Robert K. Adikes, its Secretary, this 1st day of September, 1998.


                                 EVENFLO & SPALDING HOLDINGS CORPORATION


                                 By       /s/ Paul L. Whiting
                                          Chief Executive Officer



       (SEAL)



       Attest:


         /S/ Robert K. Adikes
                Secretary


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